Exhibit 99.(j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus, dated March 1, 2023, and included in this Post-Effective Amendment No. 401 to the Registration Statement (Form N-1A, File No. 033-11387) of American Beacon Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 30, 2021, with respect to the financial statements and financial highlights of American Beacon Balanced Fund, American Beacon Garcia Hamilton Quality Bond Fund, American Beacon International Equity Fund, American Beacon Large Cap Value Fund, American Beacon Small Cap Value Fund, and American Beacon EAM International Small Cap Fund (f/k/a American Beacon Tocqueville International Value Fund) (six of the funds constituting American Beacon Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

February 27, 2023